                                                                   Exhibit 10.41

                             SUBORDINATION AGREEMENT

          THIS SUBORDINATION AGREEMENT is dated as of October 26, 1995, and is entered into by and among INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation (the "Company"), PEOPLE'S BANK, a Connecticut chartered bank (the "Bank"), and WAND/IMA INVESTMENTS, L.P., a limited partnership organized under the laws of the State of Delaware (the "Noteholder").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Noteholder have heretofore entered into that certain Note and Warrant Purchase Agreement, dated as of December 21, 1990, as amended by an Exchange and Note Modification Agreement and Amendment to Note and Warrant Purchase Agreement, dated as of October 29, 1991, as further amended by an Amendment to Note and Warrant Purchase Agreement, dated as of March 1, 1993 and, as further amended by Amendment No. 2 to Note and Warrant Purchase Agreement, dated as of June 1, 1994, all in the form attached hereto as Exhibit
                                                                        -------
A (the "Purchase Agreement"), pursuant to which the Noteholder presently holds
-
$1,000,000 in aggregate principal amount of the Company's 12% Senior Subordinated Notes due 1997 (the "Notes") and warrants to purchase the Company's common stock; and

          WHEREAS, in order to induce the Bank to enter into the Loan Agreement (as hereinafter defined), the Company has requested that the Noteholder enter into this Subordination Agreement in order to amend and to supplement certain of the terms contained in the Purchase Agreement pertaining to the subordination of the Notes; and

          WHEREAS, the Bank is willing to enter into a Loan and Security Agreement of even date herewith (the "Loan Agreement") among the Company, Information Management Associates Limited, a corporation registered under the laws of England ("IMA Limited") and the Bank, pursuant to which the Bank has agreed to (i) extend to the Company and IMA Limited (together, "Borrowers") a term loan in the amount of $2,500,000 (the "Term Loan"), and (ii) make advances to Borrowers in principal amount not to exceed $6,000,000 ("Line of Credit Loans"), on the condition, inter alia, that the Notes and the indebtedness
                           ----- ----
evidenced thereby be subordinated to the Term Loan and the Line of Credit Loans pursuant to the terms of the Purchase Agreement, as modified and supplemented by this Subordination Agreement;

          NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          Section 1.  Effective Date; Termination
                      ---------------------------

                 (a) The Purchase Agreement, as amended and supplemented by this Subordination Agreement, shall govern in all respects the subordination of the Notes to all Senior Indebtedness (as hereinafter defined) outstanding under and pursuant to the Loan Agreement.

             (b) This Subordination Agreement shall take effect as of the date hereof and shall remain in full force and effect while the Loan Agreement, or any extensions, renewals, refinancings or modifications thereof or any part thereof, or any amount payable thereunder is outstanding. After termination of the Loan Agreement and full payment of all Obligations (as defined in the Loan Agreement) to the Bank, this Agreement shall terminate. This Subordination Agreement shall not amend or otherwise affect the terms of the Purchase Agreement as the same may apply to lenders other than the Bank.

          Section 2. Definitions. All capitalized terms used herein without
                     -----------
definition shall have the meanings prescribed therefor in the Purchase Agreement, except as modified herein.

             (a)     Definition of Senior Indebtedness. The first sentence of
                     ---------------------------------
the definition of "Senior Indebtedness" in Section 15 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:


                          "Senior Indebtedness: The principal of and interest on
                           -------------------
                     (including post bankruptcy petition interest, whether or not allowed), and penalties, indemnities, reimbursement obligations, costs, fees and expenses (including reasonable attorneys' fees and expenses), and any other amounts in respect of, any secured Indebtedness of the Company for borrowed money owed to any financial institution, whether outstanding on the date of this Agreement or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or shall be junior or subordinate to any other Indebtedness or obligation of the Company."

             (b) The Noteholder hereby acknowledges that the Term Loan, Additional Interest (as defined in that certain Term Loan Promissory Note dated October 26, 1995 evidencing the Term Loan), and any and all Line of Credit Loans made by the Bank pursuant to the Loan Agreement constitute Senior Indebtedness under the Purchase Agreement.

          Section 3. Subordination of the Notes.
                     --------------------------

             (a) The first paragraph of Section 10 of the Purchase Agreement is amended and restated in its entirety to read as follows:

                     "The Company covenants and agrees and the holders of Notes, by their acceptance of the Notes likewise covenant and agree, that, to the extent and in the manner hereinafter set forth in this Section 10, the payment of the principal of and interest on (including post bankruptcy petition interest, whether or not allowed), and penalties, indemnities, reimbursement obligations, costs, fees and expenses (including attorneys' fees and expenses), and any other amounts in respect of, the Notes is hereby expressly made subordinate and subject in right of payment as provided in this Section 10 to the prior payment in full, in cash, cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness; provided, however that the Notes, the
                                          --------  -------
                     Indebtedness represented hereby and the payment of the principal of and interest on the Notes and of all other amounts payable

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

                     under this Agreement in all respects shall rank prior to all existing and future unsecured Indebtedness of the Company that is not Senior Indebtedness."

          (b)        Section 10.1 of the Purchase Agreement is
amended by:

                     (i) in the first sentence, deleting the words, "principal of or interest on" where they appear at the bottom of page 37;

                     (ii) in the sixth and seventh lines of the second paragraph, deleting the words, "or payment thereof provided for."

          (c) Section l0.2(a) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                          "(a) Unless Section 10.l shall be applicable, in the
                     event that a Payment Event of Default has occurred and is continuing, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of the Notes or on account of the purchase, redemption or acquisition of the Notes, unless and until such Payment Event of Default shall have been waived or such Senior Indebtedness shall have been discharged in full or, within ten (10) business days of the date that a Payment Event of Default occurred, such Payment Event of Default shall have been cured, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments; the holder of the Senior Indebtedness shall give notice to the Noteholder or other holder of the Notes whose name and address the holder of the Senior Indebtedness has received written notice of stating the date of the occurrence of such Payment Event of Default within ten (10) business days after its occurrence, provided that failure to give such notice shall not affect the covenants and obligations of the Company hereunder;"

          (d) The first sentence of Section 10.2(b) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                          "(b) Unless Section 10.1 shall be applicable, in the
                     event that written notice is given by the Company or any holder of Senior Indebtedness to the Noteholder or other holder of the Notes whose name and address the holder of the Senior Indebtedness has received written notice of that a Non-Payment Event of Default has occurred and is continuing, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities), shall be made by the Company on account of the Notes or on account of the purchase, redemption or acquisition of the Notes for a period ("Payment Blockage Period") commencing on the effective date of such notice until (subject to any blockage of payments that may then be in effect under subsection (a) of this Section 10.2) the earlier of the time when (x) more than 269 days shall have elapsed since the effective date of such notice, (y) such Non-Payment Event of Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall

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

                     have been discharged, or (z) such Payment Blockage Period shall have been terminated by notice to the Company and the holders of the Notes from the holder of the Senior Indebtedness as to which the Non-Payment Event of Default shall have occurred, after which, in the case of clause
                     (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments."

             (e) Section 10.2(c) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                          "(c) Unless Section 10.1 shall be applicable, upon the
                     occurrence of a Payment Event of Default or a Non-Payment Event of Default and continuing for a period which shall terminate upon the earlier to occur of (i) the date on which such Payment Event of Default has been cured, waived or shall have ceased to exist in accordance with Section 10.2(a) and/or such Non-Payment Event of Default has been cured, waived or shall have ceased to exist in accordance with Section 10.2(b), or (ii) the 270th day after the occurrence of a Payment Event of Default or the effective date of written notice of a Non-Payment Event of Default in accordance with Section 10.2(b) (the "Enforcement Suspension Period"), no holder of the Notes shall, without the prior written consent of all the holders of Senior Indebtedness, engage in any of the following activities ("Restricted Enforcement Activities"): (x) accelerate the maturity of any of the Notes; (y) commence or join in the commencement of any bankruptcy or insolvency proceeding against the Company; or (z) subject to the provisions set forth in the following two sentences of this Section 10.2(c), institute any legal or other similar proceeding (whether at law, in equity, by arbitration or otherwise) to enforce all or any portion of the provisions of this Agreement or the Notes. In the event the Bank accelerates prior to the expiration of any Enforcement Suspension Period the maturity of the Senior Indebtedness outstanding under the Loan Agreement, the Noteholder may accelerate the maturity of the Notes (but may until expiration of the then applicable Enforcement Suspension Period take no other enforcement action except for sending the Company written notice of such acceleration); provided, however, if the
                                                   --------  -------
                     Bank rescinds any such acceleration prior to the expiration of the then applicable Enforcement Suspension Period, the Noteholder agrees to similarly rescind its acceleration of the Notes. In the event the Bank institutes prior to the expiration of an applicable Enforcement Suspension Period any proceedings or takes any other action beyond accelerating the Senior Indebtedness outstanding under the Loan Agreement in order to enforce all or a portion of the provisions of the Loan Agreement or such Senior Indebtedness, the Noteholder may institute any proceedings or take any other action beyond accelerating the maturity of the Notes in order to enforce all or a portion of the provisions of this Agreement or the Notes, provided,
                                                                --------
                     however, that the Noteholder does so in a manner that does
                     -------
                     not unduly delay or interfere with any action taken by the holders of such Senior Indebtedness or the payment in full of such Senior Indebtedness.

                          Notwithstanding any other provision of this Agreement,
                     upon the termination of any Enforcement Suspension Period, a subsequent Enforcement Suspension Period may not commence for at least ninety (90) consecutive days after the date of such termination and no Non-Payment Event of Default or Payment Event of Default with respect to the Senior Indebtedness which existed or was continuing on the date of commencement of any Enforcement Suspension Period shall be, or be made, the basis for the commencement of a subsequent Enforcement Suspension Period unless such event of default shall have been cured or waived for a period of not less than ninety (90) consecutive days. Following the expiration of any Enforcement Suspension Period and prior to the commencement of any subsequent Enforcement Suspension Period, the Noteholder, subject to the provisions of the following paragraph, may engage in any Restricted Enforcement Activity.

                          In any event, no Noteholder shall engage in any
                     Restricted Enforcement Activity unless such holder shall have given to the holder of Senior Indebtedness not less than seven (7) days prior written notice of the intention of such holder to take such action."

             (f) The second sentence of Section 10.2(d) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                     "No holder of Notes shall at any time be charged with knowledge of the existence of any facts other than a voluntary prepayment which is expressly prohibited by
                     Section 7.3 as amended hereby which would require such holder to deliver any payment to such agent for the holders of Senior Indebtedness unless such holder shall have been given written notice thereof by the Company or such agent and, prior to the effective date of such written notice, such holder shall be entitled in all respects to conclusively assume that no such facts exist."

             (g) Section 10.3 of the Purchase Agreement is hereby deleted in its entirety.

             (h) Section 10.8 of the Purchase Agreement is amended and restated in its entirety as follows:

                          "10.8 Notice to Holders of Notes. No holder of Notes
                                --------------------------
                     shall be charged with knowledge of the existence of any fact that would prohibit the making of any payment to such holder under this Agreement or the Notes other than a voluntary prepayment which is expressly prohibited by
                     Section 7.3 as amended hereby unless such holder shall have been given written notice thereof as contemplated hereby; and, prior to the effective date of any such written notice, such holder of Notes shall be entitled in all respects to assume that no such fact exists."

             (i) Section 10 of the Purchase Agreement is amended by adding the following Section 10.11 immediately following Section 10.10:

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

                          "10.11 Covenant to Cooperate. In the event of any
                                 ---------------------
                     insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, its creditors, or its property (whether voluntary or involuntary), and, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, the Noteholder hereby agrees to file all proofs of claims on account of the Notes, and to vote such claims, in a timely manner. The Noteholder shall in no event vote such claims in a manner that will unduly delay or interfere with the payment in full of the Senior Indebtedness. In order that the Bank may recover for its own account dividends, payments and distributions in respect of the Notes, the Noteholder hereby agrees to cooperate with the Bank in filing such proofs of claims on account of the Notes as the Bank reasonably request and in receiving and collecting any and all dividends, payments or other distributions made thereon in whatever form the same may be paid or issued and in applying the same on account of the Senior Indebtedness. The Noteholder further agrees to supply such information and evidence, provide access to and copies of such of Noteholder's records as may pertain to the Notes as may be reasonably requested by the Bank."

          Section 4. Optional Prepayments. Section 7.3 of the Purchase Agreement
                     --------------------
is hereby amended by adding at the end of such section thereto the following:

                     "Notwithstanding the foregoing, as long as the Loan Agreement is in effect and as long as there is any Senior Indebtedness owed by the Company to the Bank, no such prepayment may be made without the prior written consent of the Bank."

          Section 5. Notices under this Subordination Agreement. Section 20 of
                     ------------------------------------------
the Purchase Agreement is amended by adding the following sentence at the end of such Section:

                     "All such notices and other communications shall be effective (i) when hand delivered, upon receipt, (ii) when mailed, five (5) days after the date of deposit in the mails, (iii) when delivered by air courier guaranteeing overnight delivery, the next business day after delivery to the air courier, and (iv) when transmitted by telex or telecopier, when received by the party to whom the telex or telecopy was transmitted. Any notice or other communication sent by telex or telecopy shall be accompanied by a request for confirmation of receipt."

          Section 6. Representations and Warranties of the Noteholder. The
                     ------------------------------------------------
Noteholder represents and warrants to Borrowers and the Bank as follows:

             (a)     Organization and Power. The Noteholder is a limited
                     ----------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Subordination Agreement.

             (b)     Due Authorization; Effect of Transaction. All requisite
                     ----------------------------------------
partnership and other authorizations for the execution, delivery, performance and satisfaction by the Noteholder of this Subordination Agreement have been duly obtained. This Subordination Agreement will, upon execution and delivery, be a legal, valid and binding obligation of the Noteholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law. No authorization or approval of, or filing with, any governmental agency, authority or other body or any other third persons will be required in connection with the execution and delivery of this Subordination Agreement.

             (c)     Purchase Agreement and Notes. True, accurate and complete
                     ----------------------------
copies of the Purchase Agreement and the 12% Senior Subordinated Note due December 21, 1997 dated October 29, 1991 made by the Company to the Noteholder in the principal amount of $1,000,000 (the "Note") have been attached hereto as Exhibits A and B, respectively. Neither the Purchase Agreement nor the Note has
----------     -
been amended or modified since June l, 1994 and no such amendment is currently contemplated except for the amendments contained in this Subordination Agreement. The Noteholder is the holder of record of all the issued and currently outstanding Notes issued pursuant to the Purchase Agreement.

          Section 7. Amendment of the Purchase Agreement. No amendment to,
                     -----------------------------------
modification of or supplement to the Note or the Purchase Agreement which would have the effect of advancing to an earlier date the time when the Note (or any Note issued pursuant to the Purchase Agreement) would otherwise be payable or prepayable, or increasing the principal amount thereof or the rate of interest on principal sums outstanding thereunder, or adding any defaults or covenants, or making any existing defaults or covenants materially more restrictive, or amending Section 10 thereof or other provisions thereof amended hereby, shall become effective without the prior written consent of the Bank.

          Section 8. Survival of Rights. The right of the Bank to enforce the
                     ------------------
provisions of this Subordination Agreement shall not be prejudiced or impaired by any act or omitted act of Borrowers or the Bank, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any part of the Senior Indebtedness or noncompliance by Borrowers with such provisions, regardless of the Bank's actual or imputed knowledge.

          Section 9. Specific Performance. The Bank is hereby authorized to
                     --------------------
demand specific performance by the Noteholder and Borrowers of the subordination provisions of this Subordination Agreement when the Noteholder shall have failed to comply with any such provisions hereof, and the Noteholder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of the Bank.

          Section 10. Waivers by the Noteholder. Except as required by the Loan
                      -------------------------
Agreement and this Subordination Agreement, the Noteholder hereby waives presentment, demand, protest and all other notices under the Loan Agreement. The Noteholder acknowledges and agrees that the Bank has relied upon and will continue to rely upon this Subordination Agreement in entering into the Loan

Agreement and making the extensions of credit provided for therein. The Noteholder hereby waives notice of or proof of reliance thereon.

          Section 11. Transfers. The Noteholder and Borrowers further agree to
                      ---------
attach to the Note (or any Note issued pursuant to the Purchase Agreement) an allonge bearing a legend indicating that it is subject to the terms of this Subordination Agreement and will provide the Bank with evidence thereof.

          Section 12. Miscellaneous.
                      -------------

             (a)     Notices. Notices and other communications hereunder shall
                     -------
be in writing and shall be delivered by hand, mailed by first class mail (postage prepaid), transmitted by telex or telecopier or sent by air courier guaranteeing overnight delivery to the Company, the Bank or the Noteholder at the address set forth below the signature of each such party. Any party may designate a different address by written notice to the other parties. All such notices and other communications shall be effective (i) when hand delivered, upon receipt, (ii) when mailed, five (5) days after the date of deposit in the mails, (iii) when delivered by air courier guaranteeing overnight delivery, the next business day after delivery to the air courier, and (iv) when transmitted by telex or telecopier, when received by the party to whom the telex or telecopy was transmitted. Any notice or other communication sent by telex or telecopy shall be accompanied by a request for confirmation of receipt.

             (b)     Severability. Any provision of this Subordination Agreement
                     ------------
which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality or such provision in any other jurisdiction.

             (c)     Successors and Assigns. The provisions of this
                     ----------------------
Subordination Agreement shall inure to the benefit of and shall be binding upon each of Borrowers, the Bank and the Noteholder and their respective successors and assigns.

             (d)     Amendments. This Subordination Agreement (together with the
                     ----------
relevant sections of the Purchase Agreement) amends and restates the Subordination Agreement dated as of June 3, 1994 among the Company, the Bank and the Noteholder. The Subordination Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be amended or waived in any manner except in a writing signed by the Company, the Bank and the Noteholder.

             (e)     Governing Law. This Subordination Agreement shall be
                     -------------
governed by, and construed in accordance with, the law of the State of Connecticut.

             (f)     Headings. Section headings in this Subordination Agreement
                     --------
are included herein for convenience or reference only and shall not constitute a part of this Subordination Agreement for any other purpose.

             (g)     Counterparts. This Subordination Agreement may be executed
                     ------------
in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Subordination Agreement.

          IN WITNESS WHEREOF, each of the undersigned has caused this Subordination Agreement to be executed under seal and delivered by its duly authorized representative or officer as of the date first written above.

                                      INFORMATION MANAGEMENT
                                      ASSOCIATES, INC.


                                      By /S/Gary R. Martino
                                        ___________________________
                                        Gary R. Martino
                                        Its Chief Financial Officer

                                      Address:

                                      One Corporate Drive - Suite 414
                                      Shelton, Connecticut 06484
                                      Facsimile (203) 261-2516


                                      PEOPLE'S BANK


                                      By /s/David P. Berey
                                        ___________________________
                                        David P. Berey
                                        Its Vice President


                                      Address:

                                      One Financial Plaza
                                      Hartford, Connecticut 06103-2613
                                      Facsimile (203) 280-2737

                                      WAND/IMA INVESTMENTS, L.P.

                                      By  WAND PARTNERS, INC.
                                          Its General Partner


                                          By /s/ David J. Callard
                                            --------------------------
                                            Its President

                                          Address:

                                          630 5th Ave. - Suite 2435
                                          New York, New York  10111
                                          Facsimile (212) 307-5599

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